SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report May 1, 2001
 (Date of earliest event reported: APRIL 27, 2001)

ASP VENTURES CORP.
(Exact name of registrant as specified in its charter)

Florida (State of incorporation)	000-28589 (Commission Code Number)	98-0203918 (IRS Employer Identification No.)

1177 West Hastings Street, #1818
Vancouver, BC, Canada V6E 2K3
(604) 602-1717
 (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Not applicable.
(Former name or former address, if changed since last report)

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

By letter received on April 27, 2001, Deloitte & Touche resigned as our principal independent accountants effective May 15, 2001. The reports of Deloitte & Touche on our financial statements for the past two fiscal years did not contain any adverse opinions or disclaimers of opinion and were not modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with our former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved would have caused our former accountant to make reference to the subject matter of the disagreement(s) in connection with its report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Letter on change of certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ASP VENTURES CORP.

Date: May 1, 2001	/s/ Ross Wilmot President